As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. _333-_____________

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

37-1858472

(I.R.S. Employer Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(847) 787-7361

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean E. Brynjelsen

President and Chief Executive Officer

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(847) 787-7361

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Geoffrey R. Morgan

Croke Fairchild Morgan & Beres LLC

180 N. LaSalle Street, Suite 2750

Chicago, Illinois 60601

(312) 768-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	3,500,000 shares	$5.84	$20,440,000	$2,653

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, $0.001 per share (the “Common Stock”) offered hereby also include such presently indeterminate number of shares of the registrant’s Common Stock as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Global Market on July 29, 2020 which date is within five (5) business days of the filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 31, 2020

PROSPECTUS

Eton Pharmaceuticals, Inc.

3,500,000 Shares

Common Stock

This prospectus relates only to the resale by the selling stockholder (Harrow Health, Inc.) of up to 3,500,000 shares of common Stock, par value $0.001 per share (the “Common Stock”), of Eton Pharmaceuticals, Inc. (“we,” “us,” “our,” the “Company,” or “Eton”) owned by Harrow Health, Inc.

We will not receive any proceeds from the resale of any of the shares of Common Stock being registered hereby.

In consideration for the Company agreeing to file this Registration Statement, the selling stockholder entered into a “lock-up agreement” with the Company whereby the selling stockholder has agreed not to sell any of its shares of Common Stock without the prior approval of the Company. The lock-up agreement extends until either December 31, 2020 or July 2, 2021 depending on certain circumstances unless sooner terminated by mutual agreement.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ETON.” On July 30, 2020, the last reported sale price of our Common Stock on the Nasdaq Global Market was $6.16 per share.

The selling stockholder may offer all or part of the shares registered hereby for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. With regard only to the shares the selling stockholders sell for their own behalf, such selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2020

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;
●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;
●	the timing and success of our plan of commercialization;
●	our ability to successfully develop and clinically test our product candidates;
●	our ability to file for U.S. Food and Drug Administration (“FDA”) approval of our product candidates through the 505(b)(2) regulatory pathway;
●	our ability to obtain FDA approval for any of our product candidates;
●	our ability to comply with all U.S. and foreign regulations concerning the development, manufacture and sale of our product candidates;
●	the effects of market conditions on our stock price and operating results;
●	our ability to maintain, protect and enhance our intellectual property;
●	the effects of increased competition in our market and our ability to compete effectively;
●	costs associated with initiating and defending intellectual property infringement and other claims;
●	the attraction and retention of qualified employees and key personnel;
●	future acquisitions of or investments in complementary companies or technologies; and
●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission (“SEC”) as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used, or incorporated by reference, in this prospectus, unless otherwise stated or the context requires otherwise, the “Company” and terms such as “we,” “us” “our,” and “Eton” refer to Eton Pharmaceuticals, Inc, a Delaware corporation

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PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about Eton that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on March 5, 2020. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010.

Our Company

We were formed in April 2017 as a specialty pharmaceutical company focused on developing and commercializing innovative pharmaceutical products. We seek to improve the formula, delivery system, or safety of existing molecules in order to address unmet patient needs. We pursue what we perceive to be low-risk candidates where existing published literature, historical clinical trials, or physician usage has established safety and/or efficacy of the molecule, thereby reducing the incremental clinical burden required for us to bring the product to patients.

We have established a diversified pipeline of product candidates in various stages of development, including multiple candidates that have been submitted to the FDA for review. Our product candidates are primarily focused on two core areas: hospital-based products and pediatric oral liquid products. We believe these candidates can address situations where patient needs are not being met by current FDA-approved products.

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Selling Stockholder Harrow Health, Inc.

The Offering

Common stock offered herein:	Up to 3,500,000 shares of Common Stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder

Listing of Common Stock:	Our Common Stock is listed on the Nasdaq Global Market under the symbol “ETON.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Common Stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC on March 5, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we filed with the SEC on May 14, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Additional risk factors may be included in a prospectus supplement for a particular offering of securities.

Risks Related to Our Common Stock and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Our common stock is listed on the Nasdaq Global Market. However, trading volume has been limited and a more active public market for our common stock may not develop or be sustained over time. The market price of our common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. Moreover, sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. As a result, you may not be able to sell your shares of our common stock in short time periods, or possibly at all, and the price per share of our common stock may fluctuate significantly.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer Common Stock at the prevailing market prices or privately negotiated prices as it may determine from time to time.

The offering price of our Common Stock to be sold by the selling stockholder does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the offering price as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors.

SELLING STOCKHOLDER

The following table sets forth certain information as of July 30, 2020, regarding the selling stockholder and the shares offered by it in this prospectus. Except as indicated in the footnotes to the following table, each selling stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 20,956,033 shares of Common Stock outstanding as of July 30, 2020.

Except as set forth below, the selling stockholder has no material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholder. The Common Stock being offered is being registered to permit secondary trading of the shares and the selling stockholder may offer all or part of the Common Stock owned for resale from time to time. Except as set forth below, the selling stockholders has no family relationships with our officers, directors or controlling stockholders. The selling stockholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, assignees, pledges, donees, or other successors in interest (including equity holders of entities listed below) to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder (1)	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold
Harrow Health, Inc.	3,500,000	3,500,000	0	0.0%

(1)	Mark L. Baum, Chief Executive Officer of Harrow Health, Inc., is a director of the Company.

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PLAN OF DISTRIBUTION

Selling Stockholder

The common stock held by the selling stockholder may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholder’s common stock offered by this prospectus may be effected in one or more of the following methods:

●	Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the common stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

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The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, the selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the selling stockholder will terminate on the date that all shares issued to and issuable to the selling stockholder that are offered by this prospectus have been sold by the selling stockholder.

We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholder uses this prospectus for any sale of the shares of common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Croke Fairchild Morgan & Beres LLC, Chicago, Illinois. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

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EXPERTS

The financial statements of the Company as of and for the years ended December 31, 2019 and 2018, included in our Annual Report on Form 10-K filed on March 5, 2020, were audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally included in this prospectus or any document incorporated by reference in this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Act or the Exchange Act:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 5, 2020

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the SEC on May 14, 2020

(c)	Current Reports on Form 8-K, filed with the Commission on January 21, 2020, February 19, 2020, March 6, 2020, March 17, 2020, March 18, 2020, March 30, 2020, May 4, 2020, May 6, 2020, May 7, 2020, May 14, 2020, June 10, 2020, July 27, 2020 and July 30, 2020

(d)	The description of the company’s securities contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 8, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010, or through our telephone number at (847) 787-7361. Further information can be obtained through our website address, www.etonpharma.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Eton, that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

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[●] Shares

Eton Pharmaceuticals, Inc

Common Stock

PROSPECTUS

________ __, 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*.

SEC registration fee	$2,653
Accountant fees	$8,000
Counsel fees	$8,000
Printing fees	$1,000
Miscellaneous	$347
Total	$20,000

*	All such amounts are estimates, other than the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

The DGCL provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our Amended and Restated Certificate of Incorporation provides that we may indemnify directors and officers to the fullest extent permitted by law.

The above provisions in our Amended and Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits

Exhibit Number	Description of Document
5.1*	Opinion of Croke Fairchild Morgan & Beres LLC
23.1*	Consent of KMJ Corbin & Company LLP
23.2	Consent of Croke Fairchild Morgan & Beres LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages of this registration statement)

*	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, Paragraphs (a)(1)(i)-(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3 is contained in a form of prospectus filed pursuant to Section 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deer Park, State of Illinois, on July 31, 2020.

ETON PHARMACEUTICALS, INC.

By:	/s/ Sean E. Brynjelsen
Sean E. Brynjelsen
President, Chief Executive Officer, and Director (Principal Executive Officer)

By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

By:	/s/ Mark L. Baum
Mark L. Baum
Director

By:	/s/ Charles J. Casamento
Charles J. Casamento
Director

By:	/s/ Paul V. Maier
Paul V. Maier
Director

By:	/s/ Norbert G. Riedel
Norbert G. Riedel, Ph.D.
Director

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POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean E. Brynjelsen. and W. Wilson Troutman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sean E. Brynjelsen	President, Chief Executive Officer and Director	July 31, 2020
Sean E. Brynjelsen	(Principal Executive Officer)

/s/ W. Wilson Troutman	Chief Financial Officer, Treasurer and Secretary	July 31, 2020
W. Wilson Troutman	(Principal Financial and Accounting Officer)

/s/ Mark L. Baum	Director	July 31, 2020
Mark L. Baum

/s/ Charles J. Casamento	Director	July 31, 2020
Charles J. Casamento

/s/ Paul V. Maier	Director	July 31, 2020
Paul V. Maier

/s/ Norbert G. Riedel	Director	July 31, 2020
Norbert G. Riedel, Ph.D.

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